Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-82453 of ACRE Realty Investors Inc. on Form S-3 and in Registration Statement No. 333-138703 of ACRE Realty Investors Inc. on Form S-8 of our report dated March 30, 2015 with respect to the consolidated financial statements of ACRE Realty Investors Inc. as of December 31, 2014 and 2013 and for the years then ended, appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

/s/ Cherry Bekaert LLP

Atlanta, Georgia

March 30, 2015